EXHIBIT 2
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October 13, 1995                                       File Reference:  11-11120

The Board of Directors
Digital Products Corporation
800 N.W. 33rd Street
Pompano Beach, Florida  33064

Attention:     Mr. Richard Angulo
          President

Gentlemen:

Marshall & Stevens, Inc. was retained by the Board of Directors of Digital Products Corporation, ("Digital") for the purpose of expressing an opinion as to the fairness, from a financial point of view, to the shareholders of Digital of a proposed merger between Strategic Technologies, Inc. (Strategic), Strategic Florida Inc. (Merger Sub) and Digital.

Description of the Transactions

It is our understanding that the opinion contained in this letter will be used pursuant to the proposed transaction as described in the Agreement and Plan of Merger, dated October 13, 1995, (the Agreement) among Strategic, Merger Sub and Digital. Important financial characteristics of the merger and the Agreement include the following:

     - Strategic is a British Columbia, Canada Corporation, publicly held and traded on the Vancouver Stock Exchange. Merger Sub is a Florida Corporation wholly owned by Strategic. Digital is a Florida Corporation, publicly held and traded on the OTC Bulletin Board.

     - The closing of the merger shall be no earlier than December 20, 1995 and no later than the second business day after satisfaction of conditions precedent as contained in sections 6.1, 6.2 and 6.3 of the Agreement.

     - The outstanding common stock of Digital shall be converted into the right to receive .379291 shares of Strategic Common Stock. All Digital treasury stock will be cancelled, all Digital options to purchase Digital shares will be terminated and all Digital warrants to purchase Digital shares will be assumed by Strategic.

     - The authorized, issued and outstanding capital stock of Digital, as of August 31, 1995, consists of 11,589,267 shares of common stock. The authorized, issued and outstanding capital stock of Strategic, as of August 1, 1995 consists of 6,054,451 shares of common stock. The total number of Strategic's authorized, issued and outstanding capital stock upon completion of the merger



































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          and a proposed private placement of 500,000 shares of Strategic common stock is estimated at 10,950,156 shares.

     - Conditions precedent to the merger include that the shares issued to Digital's stockholders shall be approved for trading on the Toronto Stock Exchange.

     - The Canadian to United States dollar monetary exchange rate, for the purpose of this study is 1.3713.

Scope

For the purposes of this Opinion we have made such reviews, studies, and analysis as we deemed necessary and pertinent including, but not limited to, the following:

     -    Discussions with the management of Strategic and Digital;

     - Strategic's historical financial statements for the fiscal years ending September 30, 1990 through September 30, 1994 as audited by Doane Raymond;

     - Strategic's internally prepared pro forma financial statements reflecting the merger of Digital and Strategic for the year ending September 30, 1994 and the interim three months ending period as of and for the interim period ending June 30, 1995;

     - Digital's form 10-K and 10-Q filed with the Securities and Exchange Commission for the years ending March 31, 1992 through 1995 and the 10Q for the first quarter ending June 30, 1995.

     - The letter of intent dated July 31, 1995 between Strategic and Digital;

     - The Agreement and Plan of Merger, dated September 15, 1995 among Strategic, Strategic Florida and Digital;

     - Publicly held actively traded companies with business operations similar to Strategic and Digital;

     - Acquisition data of companies with business operations similar to Strategic and Digital;

     - The economic environment of the industry and markets in which Strategic and Digital operate;

     - Historical trading activity in the common stock of Digital and Strategic;

     - Such other financial studies, analysis and investigation as we deem relevant for purposes of this Opinion.


































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In rendering this Opinion we have relied, without independent verification, on the accuracy and completeness of all financial and other information which was publicly available or provided by Digital and Strategic.

Conclusion

Based upon the investigation and analysis described in this letter, it is our opinion that the proposed merger, as of the date of this letter, is fair, from a financial point of view, to the shareholders of Digital.

The opinions expressed in this letter are contingent upon the assumptions contained in this letter, the statement of Assumptions and Limiting Conditions attached to this letter and upon business and market conditions as they exist at the date of this letter, and involves assumptions and uncertainties, not all of which can be qualified or ascertained prior to any actual or proposed transaction.


Yours very truly,



MARSHALL & STEVENS INCORPORATED






























































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ASSUMPTIONS AND LIMITING CONDITIONS

Title
No investigation of legal title was made, and we render no opinion as to ownership of Digital or the underlying assets.

Date of Value
The date of this analysis is October 13, 1995. The dollar amount of any value reported is based on the purchasing power of the U.S. dollar as of that date. The financial analysts assumes no responsibility for economic or physical factors occurring subsequent to the date of value which may affect the opinions reported.

Visitation
Digital was visited in the course of this appraisal assignment. When the date of the analysis differs from the transaction or effective date, the financial analyst has assumed no material change in the operations of Strategic and/or Digital or the underlying assets, unless otherwise noted in the report. The scope of this study did not include a visit to the headquarters of Strategic.

Non Financial Expertise
No opinion is intended to be expressed for matters which require legal or specialized expertise, investigation or knowledge, beyond that customarily employed by financial analysts.

Information and Data
Information supplied by others that was considered in this valuation is from sources believed to be reliable, and no further responsibility is assumed for its accuracy. We reserve the right to make such adjustments to the valuation and analysis herein reported based upon consideration of additional or more reliable data subsequent to the issuance of this letter.

In rendering this Opinion we have relied, without independent verification, on the accuracy and completeness of all financial and other information which was publicly available or furnished to us by Digital and/or Strategic. Further, we have assumed that:

     - The acquisition and the financing will be consummated on the terms and conditions substantially as described in the Agreement.

     - That the projections, as provided by management, and shown in Exhibit B attached to this letter, were reasonably prepared on a basis reflecting the best available estimates and judgment of Strategic and Digital's management at the time of preparation as to Digital's future performance.

     - As advised by the management of Digital, that there has been no material adverse change in the business, prospects, or financial condition of Digital subsequent to the date of the latest financial statements made available to us or to the time the information was provided to us.


































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Confidentiality/Advertising
It is understood that this letter is for the information of the Board of Directors of Digital only and may be published in its entirety in the registration statement/proxy statement to be distributed to shareholders of Digital in connection with the merger so long as we give our prior written consent to any summary of, excerpt from or reference to such opinion. This letter is not to be quoted or referred to, in whole or in part, in any other document, nor shall this letter be used for any other purposes without the prior written consent of Marshall & Stevens Incorporated.

Litigation Support
Depositions, expert testimony, attendance in court, and all preparations/support for same, arising from this analysis and opinion shall be provided by Marshall & Stevens Incorporated subject to arrangements for such services having been agreed to by the parties.

Management
The opinion of value expressed herein assumes the continuation of prudent management policies of both Digital and Strategic over whatever period of time that is deemed reasonable and necessary to maintain the character and integrity of Digital and/or Strategic.

Purpose
All opinions are presented as Marshall & Stevens Incorporated's considered opinion based on the facts and data obtained during the course of the investigation. The opinion letter has been prepared for the sole purpose stated herein and shall not be used for any other purpose.

Unexpected Conditions
We assume there are no hidden or unexpected conditions associated with Digital and Strategic that might adversely affect value. Further, we assume no responsibility for changes in market condition which may require an adjustment in the analysis.

Hazardous Substance
Hazardous substances, if present within a business, can introduce an actual or potential liability that may adversely affect the marketability and value of the subject companies or the underlying assets. In this analysis, no consideration has been given to such liability or its impact on value.